Exhibit 99.1

For further information, contact:	Media inquiries, contact Great Ink Communications:
John Towle, Chief Marketing Officer	(212) 741-2977
Cole Real Estate Investments	Roxanne Donovan - roxanne@greatink.com
jtowle@colecapital.com	Mitchell Breindel - mitchell@greatink.com
Leslie LeCount - leslie@greatink.com

FOR IMMEDIATE RELEASE

COLE CREDIT PROPERTY TRUST II CLOSES ON $315 MILLION
UNSECURED LINE OF CREDIT
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Credit Line Will Enable Greater Flexibility to Capitalize on Market Opportunities

PHOENIX, AZ: (January 13, 2011) – Cole Real Estate Investments (Cole), a sponsor of non-traded REITs, announced that Cole Operating Partnership II, LP, the operating partnership of Cole Credit Property Trust II, Inc. (“Cole REIT II”), has closed on a $315 million senior unsecured credit facility (the “Credit Facility”) with Bank of America, N.A. as administrative agent, JP Morgan Chase Bank, N.A. as syndication agent, and U.S. Bank National Association and RBS Citizens, N.A. as co-documentation agents. Merrill Lynch; Pierce, Fenner & Smith Incorporated; and J.P. Morgan Securities, LLC served as joint lead arrangers and joint book managers in the transaction. The Credit Facility replaces an existing $135 million revolving credit agreement.

The Credit Facility consists of a $100 million term loan and a $215 million revolving credit facility and includes an accordion feature whereby Cole REIT II has the option to increase the maximum borrowings under the Credit Facility to $450 million, subject to meeting certain conditions.  The interest rate for the Credit Facility ranges from 1.75% to 4.0% over LIBOR, subject to the Cole REIT II leverage ratio. The Credit Facility matures in December 2013.

“This unsecured facility will provide Cole REIT II with enhanced flexibility to manage its real estate portfolio and refinance its near-term debt maturities, strengthen its balance sheet and pursue acquisitions that create value for our investors,” stated Kirk McAllaster, executive vice president and chief financial officer of Cole. “This credit facility is a critical strategic asset, and direct affirmation of the success of our disciplined investment strategy in building a premier real estate portfolio.”

“The closing of this credit facility marks a major achievement for Cole, confirming our place among the preeminent real estate investment managers,” said Mitchell Sabshon, executive vice president and chief operating officer of Cole. “Building and strengthening our relationships with these leading financial institutions is a key factor in enabling us to capitalize on market opportunities.”

About Cole Real Estate Investments
Founded in 1979, Cole Real Estate Investments is one of the most active investors and owners of core real estate assets, managing one of the country’s largest portfolios of retail properties.  Cole primarily targets net leased single-tenant and multi-tenant retail properties under long-term leases with high credit quality tenants, as well as, single-tenant office and industrial properties. Cole executes a conservative investment and financing strategy designed to provide investors with the opportunity for stable current income and capital appreciation. Today, Cole related entities own 37 million square feet of commercial real estate in 46 states with a combined acquisition cost over $7 billion.

Forward-Looking Statements
Certain statements in this press release may be considered forward-looking statements that reflect the current views of Cole REIT II and Cole REIT II’s management with respect to future events.  Forward-looking statements about Cole REIT II’s plans, strategies, and prospects are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated.  Forward-looking statements are not intended to be a guarantee of any event, action, result, outcome, or performance in future periods.  Cole REIT II does not intend or assume any obligation to update any forward-looking statements, and the reader is cautioned not to place undue reliance on them.

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